Exhibit 99
NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-346-2430
(rsonenshein@stagestores.com)

Stage Stores Announces Participation In The Goldman Sachs Twenty Second Annual Global Retailing Conference

HOUSTON, TX, September 2, 2015 -- Stage Stores, Inc. (NYSE: SSI) today announced that the Company will be participating in the Goldman Sachs Twenty Second Annual Global Retailing Conference in New York City at The Plaza Hotel on Wednesday, September 9, 2015 with a presentation at 3:55 pm Eastern Daylight Time.

The audio portion of the presentation will be webcast live through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption.

About Stage Stores
Stage Stores, Inc. operates 850 specialty department stores in 40 states and direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business, offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.